Exhibit 99.2
Wintrust Financial Corporation
727 North Bank Lane, Lake Forest, Illinois 60045
Dear Shareholders:
     On March 30, 2006, Wintrust issued a news release and filed a Form 8-K with the Securities and Exchange Commission (“SEC”) indicating our need to restate our unaudited interim financial statements as of and for each of the quarters ended March 31, June 30, and September 30, 2005 and revise our unaudited financial information for the quarter and year ended December 31, 2005. The purpose of this correspondence is to explain to you the specific events which required this action. As you come to understand this issue, I think you will understand that we are operating in an evolving regulatory environment.
     If you have read our financial statements you know that Wintrust utilizes instruments known as Trust Preferred Securities and Subordinated Debt as both funding and capital sources. Trust Preferred Securities have a provision allowing the deferral of interest payments for up to twenty quarters — a necessary element for the instrument to be considered capital by the regulators. The interest paid on these securities is tax deductible making them an extremely efficient capital resource. At year end, we had approximately $230 million of these instruments with an after-tax cost of approximately 4%.
     For all of the reasons referenced above, Trust Preferred Securities are widely used in the banking industry. This is a multi-billion dollar market with a substantial number of privately and publicly traded financial institutions having some level of these instruments outstanding.
     From time-to-time, Wintrust has used interest rate swaps to manage the overall cost of these instruments. Early in 2005, we took advantage of the low interest rate environment and entered into interest rate swaps to effectively fix the rate on most of our issuances through their maturity. The accounting for these swaps is governed by Statement of Financial Accounting Standards 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). This standard requires either mark-to-market accounting or hedge accounting to be used to account for the swaps on our financial statements. When recording the hedge on the books, one must adopt either the “short-cut” method or the “long-haul” method for monitoring the effectiveness of the swap itself. For “short-cut” hedge accounting to be used, a “perfect hedge” needs to be in existence. Cash flows and critical terms must line up identically with the liability being hedged. Our accounting staff went to great lengths to assure that the cash flows and other pertinent terms lined up so that a perfect hedge was presumably attained. Based upon this work, prevailing industry standards, advice from investment banks and advice from our auditors, we adopted the “short-cut” method.

     Now let’s fast forward to February, 2006 when we and our auditors began to notice that multiple publicly traded financial institutions had recently announced earnings restatements related to interest rate swap accounting for their Trust Preferred Securities and other instruments due to incorrect interpretation of SFAS No. 133. Apparently, the evolving interpretations of SFAS No. 133 determined that because of the payment deferral option embedded in the security, the “short-cut” method was not applicable and that those swaps should have been to have been marked-to-market — even though a very effective economic hedge existed. Please note that we initiated our inquiry into this matter, that there has been no written guidance on this issue, and that our reactions are not the result of any review or enforcement action by regulatory bodies. Accordingly, after further examination in light of the recent informal technical interpretations, discussions with our independent registered public accounting firm, the Company and its Audit Committee concluded that the swap transactions did not qualify for the short-cut method of hedge accounting and we initiated the restatement.
     So what does all of this mean? First of all it is important to realize that we are not in this boat alone. The position taken by the SEC is going to require a lot of other banks to take the same action we took today. For example, Bank of America announced on Wednesday, February 22 that they were restating their financial statements for this issue.
     The action we took today was to restate the accounting of the swap transaction and utilize mark-to-market accounting on our financial statements. The attached analyses indicate the quarterly and year-to-date adjustments that were made to net income for each of the periods ended March 31, June 30, September 30 and December 31, 2005. The largest adjustment was in the second quarter as income was negatively affected by $4.2 million or $0.17 per share. Offsetting positive adjustments occurred in the first, third and fourth quarters resulting in a combined negative adjustment for the year of $1.1 million or $0.05 per share. Looking forward to the first quarter of 2006, the mark-to-market adjustment from December 31, 2005 through March 29, 2006 was actually a positive after-tax amount of $2.7 million or approximately $0.11 per share. If the market values of the interest rate swap contracts do not change substantially before March 31, 2006, that approximate amount will be included in the first quarter 2006 results of operations. Interestingly, the cumulative effect of all of the adjustments through March 29, 2006 actually end up increasing reported net income by approximately $1.6 million or $0.06 per share as compared to that which would have been recorded had we been using the method we had initially adopted.
     This entire situation is most unfortunate. In retrospect, we cannot think of anything we would have done differently given the fact pattern available at the time. Interpretations of SFAS No. 133 are ever-evolving due to the complexity of the statement itself. From an economic standpoint, the swap transactions are doing exactly what we intended them to do. Economic reality has been distorted by being required to make these accounting changes. Comparability of our financial statements on a quarter to quarter basis will for the next year become a cumbersome task. With all that being said, the situation is what it is and we take full responsibility and apologize for any inconvenience this may have caused our shareholders.
     The good news is that all of this is behind us. Wintrust has many opportunities in front of us as well as the challenges of competing in this new world environment. Your management team feels as strongly as ever about our business model not only because it is proven but because we have solid people executing it for us.
Yours truly,
/s/ Edward J. Wehmer
Edward J. Wehmer
President & CEO
Forward-Looking Statements
     This letter contains forward-looking statements within the meaning of federal securities laws. Wintrust intends such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, competition, or other factors that may influence the anticipated growth rate of loans and deposits, the quality of the loan portfolio and loan and deposit pricing, unanticipated changes in interest rates that negatively impact net interest income, lower than anticipated residential mortgage loan originations, future events that may cause unforeseen loan or lease losses, slower than anticipated development and growth of Tricom and the trust and investment business, unanticipated changes in the temporary staffing industry, the ability to adapt successfully to technological changes to compete effectively in the marketplace, competition and the related pricing of brokerage and asset management products, unforeseen difficulties in integrating the acquisitions of Advantage National Bancorp, Inc., Village Bancorp, Inc., WestAmerica Mortgage Company, Guardian Real Estate Services, Inc., Northview Financial Corporation, Town Bankshares, Ltd., Antioch Holding Company and First Northwest Bancorp, Inc. with Wintrust, the ability to pursue additional acquisition and expansion strategies and the ability to attract and retain experienced senior management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward looking statement made by or on behalf of Wintrust. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. Wintrust does not undertake any obligation to update or revise any forward-looking statements.

Additional Information
     Wintrust has filed a registration statement with the Securities and Exchange Commission in connection with its previously announced proposed acquisition of Hinsbrook Bancshares, Inc. (“HBI”) in a merger transaction consisting of consideration of stock and cash. In connection with the proposed transaction, Wintrust will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of HBI, a proxy statement/prospectus. Shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Wintrust, HBI and the proposed transaction. A definitive proxy statement/prospectus will be sent to HBI shareholders seeking their approval of the merger and the other transactions contemplated thereby. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or to Hinsbrook Bancshares, Inc., Attn: President, 6262 South Route 83, Willowbrook, Illinois 60527 or by calling (630) 920-2700. Shareholders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the proposed transactions.
HBI and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of HBI in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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